Exhibit 10.320

AMENDMENT TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (this “Amendment”) is made as of January 31, 2008, by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Company”), and John L. Higgins (“Participant”).

WHEREAS, the Company and Participant are parties to that certain Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated as of February 1, 2007 (the “Original Agreement”); and

WHEREAS, the Company and Participant desire to amend the Original Agreement as set forth herein; and

WHEREAS, the Board of Directors of the Company has approved the adoption of this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Original Agreement is hereby amended as follows:

1. The Vesting Schedule set forth in the Restricted Stock Award Grant Notice set forth in the Original Agreement is hereby amended to read as follows:

Vesting Schedule:	Fifty percent (50%) of the Shares shall vest on the date that is three days following the Company’s public release of its audited financial statements for the fiscal year ending December 31, 2007, and fifty percent (50%) of the Shares shall vest on February 15, 2009, subject to Participant’s continuous service with the Company through each such date.

2. Except as expressly provided for in this Amendment, no other term or provision of the Original Agreement is amended or modified in any respect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

COMPANY:		PARTICIPANT:

LIGAND PHARMACEUTICALS INCORPORATED a Delaware corporation

By:	/s/ CHARLES BERKMAN	/s/ JOHN L. HIGGINS
Name:	Charles Berkman	John L. Higgins
Title:	Vice, President, General Counsel and Secretary